Exhibit 99.8

LLANO ENERGY LLC

FINANCIAL STATEMENTS

SEPTEMBER 30, 2021

UNAUDITED

LLANO ENERGY LLC

BALANCE SHEETS

September 30, 2021 and December 31, 2020

	September 30,	December 31,
	2021	2020
Assets
Current assets:
Cash	$260,788	$100,549
Accounts receivable - oil and gas sales	202,767	178,001
Other	-	-

Total current assets	463,554	278,550

Oil and gas properties and equipment, at cost, based on successful efforts accounting:
Proved properties	14,424,393	14,350,516
Unproved properties, less accumulated impairment of $1,200,000 at September 30, 2021 and December 31, 2020	1,590,041	1,589,244

Total oil and gas properties and equipment	16,014,434	15,939,760

Accumulated depreciation, depletion, and amortization and impairment	(11,829,250)	(9,411,287)

Oil and gas properties and equipment, net	4,185,184	6,528,473

Other properties and equipment, net of $1,841 and $1,227 of accumulated depreciation at September 30, 2021 and December 31, 2020, respectively	60,066	60,680

Total assets	$4,708,805	$6,867,703

Liabilities and Members’ Equity
Current liabilities:
Accounts payable:
Affiliate	$-	$34,826
Other	99,082	38,767

Total current liabilities	99,082	73,593

Note payable	156,209	153,312

Asset retirement obligations	300,969	286,509

Members’ equity	4,152,544	6,354,289

Total liabilities and members’ equity	$4,708,805	$6,867,703

See notes to financial statements.

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LLANO ENERGY LLC

STATEMENTS OF OPERATIONS

Nine Months ended September 30, 2021 and 2020

	Nine Month Period
	Ending September 30,
	2021	2020

Revenues:
Oil and gas sales	$1,082,835	$943,086
Other	-	39,306

Total revenues	1,082,835	982,392

Costs and expenses:
Lease operating expenses	546,429	551,250
Production taxes	92,007	79,589
Exploration costs:
Provision for impairment of unproved properties	-	-
Dry hole costs	14,460	23,400
Depreciation, depletion, and amortization	2,418,577	2,102,408
General and administrative expenses:
Management fees charged by affiliate	157,500	255,000
Other	55,605	92,486

Total costs and expenses	3,284,579	3,104,133

Net loss	$(2,201,744)	$(2,121,741)

See notes to financial statements.

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LLANO ENERGY LLC

STATEMENTS OF MEMBERS’ EQUITY

Nine Month Period ended September 30, 2021 and 2020

	Nine Month Period
	Ending September 30,
	2021	2020

Balance, beginning of year	$6,354,288	$10,896,283

Members’ contributions	-	108,667

Net loss	(2,201,744)	(2,121,741)

Balance, end of year	$4,152,544	$8,883,209

See notes to financial statements.

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LLANO ENERGY LLC

STATEMENTS OF CASH FLOWS

Nine Month Period ended September 30, 2021 and 2020

	Nine Month Period
	Ending September 30,
	2021	2020

Cash Flows from Operating Activities
Net loss	$(2,201,744)	$(2,121,741)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Exploration costs	14,460	23,400
Depreciation, depletion, and amortization	2,418,577	2,102,408
Changes in assets and liabilities:
Accounts receivable - oil and gas sales	(24,766)	200,112
Other current assets	-	8,429
Accounts payable	25,489	(334,519)

Net cash provided by (used in) operating activities	232,017	(121,912)

Cash Flows from Investing Activities
Capital expenditures	(74,675)	(189,012)
Acquisition of oil and gas properties and equipment	-	-
Purchases of other properties and equipment	-	-

Net cash used in investing activities	(74,675)	(189,012)

Cash Flows from Financing Activities
Members’ cash contributions	-	108,667
Proceeds/Accrued Interest from Economic Injury Disaster Loan	2,897	150,000

Net cash provided by financing activities	2,897	258,667

Net change in cash	160,239	(52,257)

Cash, beginning of year	100,549	76,961

Cash, end of year	$260,788	$24,704

Noncash Investing and Financing Activities
Additions and disposals, net, to asset retirement obligations	$-	$-

Decrease in accounts payable for oil and gas properties and equipment additions	$-	$-

See notes to financial statements.

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LLANO ENERGY LLC

NOTES TO FINANCIAL STATEMENTS

September 30, 2021

Note 1 – Nature of Operations and Summary of Significant Accounting Policies

Organization

Llano Energy LLC (the Company) is a limited liability company (LLC) organized on March 31, 2017. As an LLC, members are not liable for the debts, obligations or liabilities of the Company. The Company will continue in existence until it is dissolved in accordance with the Limited Liability Company Agreement dated June 9, 2017, and amended on August 1, 2020 (the LLC Agreement). Net income and loss and distributions are allocated to members according to the LLC Agreement.

Description of the business

The Company is engaged in the acquisition, exploration, development and production of oil and gas. The Company’s operations are in the state of New Mexico. An affiliate serves as the operator for a portion of the Company’s properties (see Note 2). Remaining properties are operated by a third party.

Use of estimates

The preparation of financial statements requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting period. Actual amounts could differ from these estimates, and changes in these estimates are recorded when known. Significant items subject to such estimates and assumptions include proved oil and gas reserves and related present value of future net revenues, carrying amounts of oil and gas properties, and asset retirement obligations.

Cash

The Company maintains cash in bank deposit accounts which at times exceeds federally insured limits. Management of the Company believes that any possible credit risk is minimal. At September 30, 2021 and December 31, 2020, the Company’s deposits did not exceed federally insured limits.

Revenue recognition

The Company recognizes revenue in accordance with Accounting Standards Codification (ASC) 606, Revenue from Contracts with Customers. In determining the appropriate amount to recognize, the Company applies the following five-step model: (i) identify contracts with customers; (ii) identify performance obligations in the contracts; (iii) determine the transaction price; (iv) allocate the transaction price to the performance obligations per the contracts; and (v) recognize revenue when (or as) the Company satisfies a performance obligation.

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The Company’s revenues are primarily derived from payments received from the operators of properties based on the sale of oil and gas production. Taxes assessed by governmental authorities on oil and gas sales are presented separately from such revenues. Each barrel of oil or thousand cubic feet of gas delivered is considered a separate performance obligation. The Company recognizes revenue from its interests in the sale of oil and gas in the period that its performance obligations to provide oil and gas to customers are satisfied. Performance obligations are satisfied when the Company has no further obligations to perform related to the sale and the customer obtains control of product. The sales of oil and gas are made under contracts which the operators of the wells have negotiated with customers, which typically include variable consideration that is based on pricing tied to local indices and volumes delivered in the current month. The Company receives payment from the sale of oil and gas production from one to four months after delivery. At the end of each month, as performance obligations are satisfied, the variable consideration can be reasonably estimated and amounts due from customers are accrued in accounts receivable in the balance sheets. Variances between the Company’s estimated revenue and actual payments are recorded in the month the payment is received; however, differences have been and are insignificant. Accordingly, the variable consideration is not constrained. A portion of oil and gas sales recorded in the statements of operations are the result of estimated volumes and pricing for oil and gas product not yet received for the period. For the periods ended September 30, 2021 and December 31, 2020, that estimate represented $202,767 and $178,001, respectively, of oil and gas sales included in the statements of operations.

The Company’s contracts with customers originate at or near the time of delivery and transfer of control of oil and gas to the purchasers. As such, the Company does not have significant unsatisfied performance obligations.

The Company’s oil is typically sold at delivery points under contracts that are common in the industry. The Company’s gas produced is delivered by the well operators to various purchasers at agreed upon delivery points under a limited number of contract types that are also common in the industry. However, under these contracts, gas may be sold to a single purchaser or may be sold to separate purchasers. Regardless of the contract type, the terms of these contracts compensate the well operators for the value of the oil and gas at specified prices, and then the well operators will remit payment to the Company for its share in the value of the oil and gas sold.

Revenues and the amount of cash available for distribution may vary significantly from period to period as a result of changes in volumes of production sold or changes in commodity prices. For the nine month period ended September 30, 2021 and the nine month period ended September 30, 2020, the Company’s revenues consisted of the following:

	Nine Month Period
	Ending September 30,
	2021	2020

Oil	$1,058,670	$930,169
Gas	24,164	12,917

Total oil and gas sales	$1,082,835	$943,086

Oil and gas producing activities

The Company follows the successful efforts method of accounting for oil and gas producing activities. Intangible drilling and other costs of successful wells and development dry holes are capitalized and amortized. The costs of exploratory wells are initially capitalized, but charged to expense, if the well is determined to be nonproductive. Leasehold costs are capitalized when incurred.

Unproved properties are assessed for impairment on a property-by-property basis for individually significant properties and on an aggregate basis for individually insignificant properties. If the assessment indicates impairment, a loss is recognized by providing a valuation allowance at the level at which impairment was assessed. The impairment assessment is affected by economic factors such as the results of exploration activities, commodity price outlooks, remaining lease terms and potential shifts in business strategy employed by management. In the case of individually insignificant balances, the amount of the impairment loss recognized is determined by amortizing the portion of these properties’ costs, which the Company believes will not be transferred to proved properties over the remaining lives of the leases. Impairment loss is charged to exploration costs when recognized.

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It is common business practice in the petroleum industry for drilling costs to be prepaid before spudding a well. The Company frequently fulfills these prepayment requirements with cash payments, but at times will utilize letters of credit to meet these obligations. At September 30, 2021 and December 31, 2020, the Company had no outstanding letters of credit.

All costs related to production activities, including workover costs incurred solely to maintain or increase levels of production from an existing completion interval, are charged to expense as incurred.

The Company recognizes liabilities for retirement obligations associated with tangible long-lived assets, such as well sites when there are legal obligations associated with the retirement of such assets and the amounts can be reasonably estimated. The initial measurement of asset retirement obligations is recorded as a liability at its fair value, with an offsetting asset retirement cost recorded as an increase to the associated property and equipment on the balance sheets. When the assumptions used to estimate a recorded asset retirement obligation change, a revision is recorded to both the asset retirement obligation and the asset retirement cost. The asset retirement cost is depreciated using a systematic and rational method similar to that used for the associated property and equipment.

Depreciation, depletion, amortization and impairment

Depreciation, depletion and amortization of the costs of proved properties are computed using the unit-of-production method on a property-by-property basis using proved or proved developed reserves, as applicable, as estimated by the Company’s independent consulting petroleum engineer. The Company’s capitalized costs of drilling and equipping all development wells and those exploratory wells that have found proved reserves are amortized on a unit-of-production basis over the remaining life of associated proved developed reserves. Lease costs are amortized on a unit-of-production basis over the remaining life of associated total proved reserves.

The Company recognizes impairment losses for long-lived assets when indicators of impairment are present and the undiscounted cash flows are not sufficient to recover the assets’ carrying amount. The impairment loss is measured by comparing the fair value of the asset to its carrying amount. Fair values are based on discounted cash flow as estimated by the Company’s independent consulting petroleum engineer. The Company’s estimate of fair value of its proved properties at September 30, 2021, is based on the best information available as of that date, including estimates of forward prices and costs. The Company’s proved properties are reviewed for impairment on a property-by-property basis. Reductions in prices or a decline in reserve volumes would likely lead to impairment in future periods that may be material to the Company.

The process of estimating proved reserves is very complex, requiring significant judgment in the evaluation of all available geological, geophysical, engineering and economic data. The data may change substantially over time because of numerous factors, including the historical 12-month weighted average prices, additional development costs and activity, evolving production history and a continual reassessment of the viability of production under changing economic conditions. As a result, material revisions to existing reserve estimates could occur from time-to-time. Such changes could trigger an impairment of the Company’s proved properties and have an impact on depreciation, depletion and amortization expense prospectively.

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Environmental costs

As the Company is directly involved in the extraction and use of natural resources, it is subject to various federal, state and local provisions regarding environmental and ecological matters. Compliance with these laws may necessitate significant capital outlays; however, to date the Company’s cost of compliance has been insignificant. The Company does not believe the existence of current environmental laws, or interpretations thereof, will materially hinder or adversely affect the Company’s business operations; however, there can be no assurances of future effects on the Company of new laws or interpretations thereof. Since the Company does not operate any wells where it owns an interest, actual compliance with environmental laws is controlled by the operators, with the Company being responsible for its proportionate share of the costs involved. The Company carries liability insurance and pollution control coverage. However, all risks are not insured due to the availability and cost of insurance.

Environmental liabilities are recognized when it is probable that a loss has been incurred and the amount of that loss is reasonably estimable. Environmental liabilities, when accrued, are based upon estimates of expected future costs. At September 30, 2021 and December 31, 2020, there were no such costs accrued.

Income tax status

As an LLC, the Company’s federal taxable income or loss is allocated to members in accordance with their respective percentage ownerships. Therefore, no provision or liability for federal income taxes has been included in the financial statements. The Company could be subject to income taxes in certain states which do not recognize LLCs as disregarded entities.

Subsequent events

The Company has evaluated subsequent events through February 25, 2022, the date the financial statements were available to be issued. On January 5, 2022, the Company sold producing properties in the Trinity Burris field to US Energy Corp. (Ticker: USEG) in exchange for stock and cash. There were no other subsequent events requiring recognition or disclosure.

Note 2 – Related Party Transactions

An affiliate of a member of the Company (the Affiliate) serves as contract operator under certain joint operating agreements. The Company’s oil and gas sales, net of production taxes, and related accounts receivable, for the properties operated by the Affiliate, are collected from the Affiliate. The Company’s lease operating expenses and related accounts payable are paid to the Affiliate. The Company does not have any employees. The personnel supporting the management, administration and operation of the business of the Company are employees of the Affiliate. The Company has a services agreement with the Affiliate, which specifies that the Affiliate will provide specified services to the Company for a monthly management fee. The Company incurred $157,500 and $255,000 of management fees during the nine months ended September 30, 2021 and September 30, 2020, respectively.

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